Exhibit 99.1
ENVIRONMENTAL TECTONICS CORPORATION
ANNOUNCES FOURTH QUARTER AND FISCAL 2009 RESULTS
Southampton, PA, May 13, 2009 — Environmental Tectonics Corporation (NYSE AMEX LLC: ETC) (“ETC” or the “Company”) today announced financial results for the fourth quarter and fiscal year 2009. The reader is encouraged to read this press release in conjunction with the Company’s Annual Report on Form 10-K as this report includes important background information on the Company for the relevant fiscal periods.
     We were incorporated in 1969 in Pennsylvania and are principally engaged in the design, manufacture and sale of (1) software driven products and services used to create and monitor the physiological effects of flight; (2) high performance jet tactical flight simulation; (3) steam and gas sterilization; (4) testing and simulation devices for the automotive industry; (5) hyperbaric and hypobaric chambers; and (6) driving and disaster simulation systems. The Company considers its business activities to operate in two segments: the Training Services Group (TSG) and the Control Systems Group (CSG). Product categories included in TSG are Aircrew Training Systems (ATS) and flight simulators, disaster management systems and entertainment applications. CSG includes sterilizers, environmental control devices and hyperbaric chambers along with parts and service support.
Fiscal fourth quarter ended February 27, 2009
For the fiscal fourth quarter of fiscal 2009, ETC had net income of $1,223,000, or $0.11 per share (diluted) versus a net loss of $3,102,000 or $(0.37) per share (diluted) for the corresponding period of fiscal 2008. Sales for the fourth quarter of fiscal 2009 were $9,282,000, as compared to $7,435,000 for the fourth quarter of fiscal 2008, an increase of $1,847,000, or 24.8%. The sales increase reflected double digit percentage increases in the ATS, hyperbaric and simulation product groups as well as favorable sales performance in the Company’s Polish subsidiary. Most of the increase in ATS and simulation resulted from international contracts while hyperbaric reflected higher domestic sales.
Gross profit for the fourth quarter of fiscal 2009 was $4,364,000 versus $1,586,000 for the corresponding quarter of fiscal 2008, an increase of $2,778,000 or 175.2% representing the sales increase coupled with a 25.7 percentage point increase in the rate as a percentage of sales. The gross profit dollar increase reflected the aforementioned impact of increased sales and corresponding gross profit. The increase in the rate as a percentage of sales resulted from favorable gross profit rates primarily in ATS with smaller contributions from the sterilizer and hyperbaric product groups.
Operating income for the fourth quarter of fiscal 2009 was $1,608,000 versus an operating loss of $2,490,000 for the prior period reflecting the aforementioned improvement in gross profit coupled with a 31.0% decrease in selling, general and administrative expenses. The decrease in selling, general and administrative expenses primarily reflected significant reductions in legal and bad debt expenses between the periods and an asset impairment charge in the fourth quarter of fiscal 2008 related to the carrying value of the Company’s Polish subsidiary, ETC-PZL.
Earnings before interest, taxes, depreciation and amortization expense (“EBITDA”) were $1,737,000 for the fourth quarter of fiscal 2009 versus a negative EBITDA of $1,853,000 for fiscal 2008.
Fiscal year ended February 27, 2009
Operating Results
ETC had a net loss of $1,974,000, or $(0.32) per share (diluted), in fiscal 2009 versus a net loss of $13,895,000, or $(1.61) per share (diluted), in fiscal 2008, a decrease in net loss of $11,921,000, or 85.8%. Operating loss in fiscal 2009 was $346,000 versus an operating loss of $12,043,000 in fiscal 2008, a decrease in operating loss of $11,697,000 or 97.1%. The decrease in operating loss resulted primarily from the higher sales level and resulting increased gross profit along with a reduction of claim settlement costs ($3,638,000) and impairment expense ($455,000).
The Company also reported EBITDA of $1,451,000 for fiscal 2009, compared to a negative EBITDA of $10,047,000 for fiscal 2008.
For the fiscal year ended February 27, 2009, total sales were $36,687,000, an increase of $13,957,000 or 61.4% from fiscal 2008. The increase primarily reflected favorable performance in all geographic areas and in the ATS, hyperbaric and simulation product lines.
Geographically, domestic sales were $14,442,000, up $964,000, or 7.2%, from fiscal 2008, and represented 39.4% of total sales, down from 59.3% in fiscal 2008, reflecting favorable performance in hyperbaric (up 117.3%) and simulation (up 93.5%) products, offset in part by declines in sterilizer (down 17.4%) and environmental (down 15.8%) products. U.S. Government sales increased $1,268,000 or 69.4% from the prior fiscal year reflecting contracted research work for two TacModules. U.S. Government sales represented 8.4% of total sales, up from 8.0% in fiscal 2008. International sales, including those in the Company’s foreign subsidiaries, were $19,149,000, up $11,725,000 or 157.9%, from the prior fiscal period and represented 52.2% of total sales, up from 32.7% in fiscal 2008, primarily due to increased sales of ATS products to customers in Saudi Arabia and Turkey.
International sales totaling at least $500,000 per country were made to customers in Saudi Arabia, Turkey, Thailand, Malaysia and Egypt.
Our sales backlog at February 27, 2009 and February 29, 2008, for work to be performed and revenue to be recognized under written agreements after such dates, was $44,324,000 and $38,281,000, respectively. Of the February 27, 2009 sales backlog, two product lines each represented at least 10% of the total backlog: ATS ($29,231,000, 66.0%) and disaster management simulation products ($6,397,000, 14.4%). Additionally, one customer represented $19,089,000, or 43.1%, of the total backlog.

From a business segment perspective, sales of our Training Services Group products were $20,608,000 in fiscal 2009, an increase of $12,764,000, or 162.7% from fiscal 2008. Sales of these products accounted for 56.2% of our sales versus 34.5% in fiscal 2008. Sales in our other segment, the Control Systems Group, increased $1,193,000 or 8.0%, and constituted 43.8% of our total sales compared to 65.5% in fiscal 2008.
Gross profit for fiscal 2009 increased by $7,478,000, or 170.7%, from fiscal 2008, reflecting the favorable sales performance and resulting gross profit. Additionally, a favorable product and contract mix resulted in an increase in the gross profit rate as a percent of sales to 32.3% for fiscal 2009 versus 19.3% for fiscal 2008. Significantly favorable margin rates were realized in simulation, aircrew training systems and sterilizers. Within the ATS product group, one specific international contract for aeromedical equipment contributed significantly to both the favorable gross profit dollar and improvement in the gross profit rate as a percentage of revenue increase.
Selling, general and administrative expenses decreased $558,000, or 4.8%, from fiscal 2008, reflecting a reduction in bad debt expense and legal fees.
Claim settlement costs in fiscal 2008 were $3,638,000. This expense directly related to the claim settlement with the U.S. Navy.
Impairment expense in fiscal 2008 reflected the write down of the remaining goodwill associated with the Company’s purchase of ETC-PZL in 1998.
Research and development expenses increased $432,000, or 63.7%, in fiscal 2009 as compared to fiscal 2008. This increase reflected reduced reimbursement for government grants in our Turkish subsidiary under government research awards.
Operating loss was $346,000 in fiscal 2009 compared to an operating loss of $12,043,000 in fiscal 2008, a decrease in the operating loss of $11,697,000, or 97.1%. This improvement in operating results represented a combination of higher sales volume and gross profit coupled with reduced claim settlement costs and impairment expenses.
On a segment basis, TSG had an operating income of $2,431,000, a $6,360,000 improvement over the segment operating loss of $3,929,000 in fiscal 2008. The CSG had an operating loss of $1,497,000 in fiscal 2009, a decrease in operating loss of $4,054,000, or 73.0%, from fiscal 2008. These segment operating results were offset, in part, by unallocated corporate expenses of $1,280,000 which were down $805,000, or 38.6%, from fiscal 2008.
Interest expense (net of interest income) decreased $13,000, or 0.8%, in fiscal 2009 from fiscal 2008.
Other expense, net, decreased $169,000 for fiscal 2009 versus fiscal 2008 reflecting miscellaneous income from insurance and other settlements.
The Company recorded no income tax expense in fiscal 2009. Income tax expense in fiscal 2008 resulted from expense timing differences in ETC-PZL as, although ETC-PZL had a book loss for reporting purposes, it reported a profit for tax purposes. Reflecting the Company’s significant losses in the current and prior fiscal years, the Company has approximately $39.8 million of federal and approximately $46.2 million of state net loss carry forwards available to offset future income tax liabilities, beginning to expire in 2025. However, due to the uncertain nature of their ultimate realization based on past performance, and the potential that sufficient taxable income may not be generated in the near future, we have established a full valuation allowance of the same amount against these carry forward benefits and will recognize these benefits only as reassessment demonstrates that they are realizable.
In addition, the Company may be subject to limitation on the use of its net operating losses based on the potential ownership change that may have occurred as defined by Section 382 of the Internal Revenue Code.
Liquidity and Capital Resources
During fiscal 2009, the Company used $739,000 of cash for operating activities versus a usage of $5,761,000 for fiscal 2008. The usage in fiscal 2009 primarily reflected the net loss, an increase in accounts receivable and a reduction in billing in excess of costs and estimated earnings on uncompleted long-term contracts which was partially offset by cash from depreciation and amortization and reduced inventories.
The Company’s investing activities used $1,908,000 in fiscal 2009 and consisted primarily of costs for the continued construction activities and the manufacturing of demonstration simulators for our NASTAR Center coupled with higher software enhancements for our Advanced Tactical Fighter Systems technology.
The Company’s financing activities generated $1,504,000 of cash during fiscal 2009. This primarily reflected the proceeds from borrowings under the Company’s bank line.
Subsequent Event
Effective April 24, 2009, ETC entered into a transaction with H.F. Lenfest (“Lenfest”), a member of the Company’s Board of Directors and a significant shareholder, that provides for the following upon the satisfaction of certain conditions, including the receipt of the approval of the Company’s shareholders to certain components of the transaction: (i) a $7,500,000 credit facility to be provided by Lenfest to ETC; (ii) exchange of the Subordinated Note held by Lenfest, together with all accrued interest and warrants issuable under the Subordinated Note, and all Series B Preferred Stock and Series C Preferred Stock held by Lenfest, together with all accrued dividends thereon, for a new class of preferred stock, Series E Preferred Stock, of the Company; and (iii) the guarantee by Lenfest of all of ETC’s obligations to PNC Bank, ETC’s main lender, in connection with an increase of the existing $15,000,000 revolving line of credit with PNC to $20,000,000, and in connection with this guarantee, the pledge by Lenfest to PNC Bank of $10,000,000 in marketable securities. The reader is encouraged to read the Company’s Annual Report on Form 10-K for important background information on this transaction and the Company for the relevant fiscal periods.

Selected Financial Data
(thousands, except share and
per share information)

	Fiscal Quarter Ended (unaudited)		Fiscal Year Ended
	Feb. 27, 2009	Feb. 29, 2008	Feb. 27, 2009	Feb. 29, 2008
Sales	$9,282	$7,435	$36,687	$22,730

Gross profit	4,364	1,586	11,858	4,380

Operating profit/(loss)	1,608	(2,490)	(346)	(12,043)

EBITDA	1,737	(1,853)	1,451	(10,047)

Pre-tax profit/(loss)	1,221	(3,060)	(1,982)	(13,861)

Income taxes	—	37	—	37

Minority interest	(4)	5	(8)	(3)

Net income/(loss)	$1,223	$(3,102)	$(1,974)	$(13,895)

Preferred stock dividends	(232)	(250)	(927)	(661)

Income/(loss) applicable to common shareholders	$991	$(3,352)	$(2,901)	$(14,556)

Income/(loss) per share Basic	$0.11	$(0.37)	$(0.32)	$(1.61)
Average shares	9,041,000	9,030,000	9,037,000	9,030,000
Diluted	$0.11	$(0.37)	$(0.32)	$(1.61)
Average shares	9,041,000	9,030,000	9,037,000	9,030,000
     We were incorporated in 1969 in Pennsylvania and are principally engaged in the design, manufacture and sale of (1) software driven products and services used to create and monitor the physiological effects of flight; (2) high performance jet tactical flight simulation ;(3) steam and gas sterilization; (4) testing and simulation devices for the automotive industry; (5) hyperbaric and hypobaric chambers; and (6) driving and disaster simulation systems.
     This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on ETC’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ETC’s and its subsidiaries that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
     These forward-looking statements include statements with respect to the Company’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of the company, including but not limited to, (i) potential additional funding by H.F.Lenfest, a member of our Board of Directors and a significant shareholder and PNC Bank, (ii) the delisting of the Company’s common stock from the NYSE AMEX LLC (formerly the American Stock Exchange) (iii) projections of revenues, costs of materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (iv) statements of our plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (v) statements of future economic performance, (vi) statements of assumptions and other statements about the Company or its business, (vii) statements made about the possible outcomes of litigation involving the Company, (viii) statements regarding the Company’s ability to obtain financing to support its operations and other expenses, and (ix) statements preceded by, followed by or that include the words, “may,” “could,” “should,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond the Company’s control. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 27, 2009, in the section entitled “Risks Particular to Our Business.” Shareholders are urged to review these risks carefully prior to making an investment in the Company’s common stock.
     The Company cautions that the foregoing list of important factors is not exclusive. Except as required by federal securities law, the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Contact: Duane D. Deaner, CFO Tel: 215-355-9100  (ext. 1203)     Fax: 215-357-4000
ETC — Internet Home Page: http://www.etcusa.com